CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-256148, 333-191905, 333-201141, 333-225926) of Constellium SE of our report dated March 18, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PricewaterhouseCoopers Audit Neuilly-sur-Seine, France March 18, 2024